To whom it may concern
February 20, 2007
Contact Information:
NIS GROUP CO., LTD.
Akihiro Nojiri
Executive Director & Executive Officer
Tel: (TOKYO) +81-3-3348-2424
E-mail:Info-ir@nisgroup.co.jp
URL: http://www.nisgroup.jp/english
Announcement of Organizational Change
     NIS GROUP CO., LTD. (the “Company”) hereby announces that on February 20, 2007, its Board of Directors adopted a resolution to implement the organizational change described below, effective March 1, 2007.
     The Company will establish a new department called the “Nagoya Sales Department” under its Sales & Marketing Group, in order to enhance sales promotions in the Nagoya region.

Organizational Chart	As of March 1, 2007

Internal Audit Dept.
Office of the CEO
Investor Relations Dept.
Internal Control Dept.
Group Strategy
Group Strategy Dept.
Investment Management Dept.
Operations Control
Accounting & Controller Dept.
Finance Dept.
General Affairs Dept.
Human Resources Dept.
System Planning Dept.
The Board of Directors
Chairman and President
Sales & Marketing
Sales & Marketing Group
Sales Control Dept.
Affiliated Loan Dept.
Tokyo Sales Dept.
Nagoya Sales Dept.
Osaka Sales Dept.
Kyushu Sales Dept.
The Board of Statutory Auditors
Statutory Auditors
Sales Support Dept.
Real Estate Group
Real Estate Business Control Dept.
Real Estate Structured Finance Dept.
Real Estate Finance 1st Dept.
Real Estate Finance 2nd Dept.
Strategic Business Development Group
Strategic Business Development Dept.
Research Group
Western Japan Research Dept.
Eastern Japan Research Dept.
Credit Screening Dept.